Exhibit 22 - Subsidiaries of the Registrant


At December 31, 1996, the Registrant had six wholly-owned subsidiaries, all of which are included in the consolidated financial statements, as follows:


                                             Organized Under the
          Name                                     Laws of

     New Penn Motor Express, Inc.                 Pennsylvania

     LebArnold, Inc.                              Pennsylvania

     MARIS, Inc.                                  Delaware

     SilverEagle Transport, Inc.                  Florida

     D.W. Freight, Inc.                           Oklahoma